UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2015

Blackbaud, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-50600	11-2617163
(Commission File Number)	(IRS Employer ID Number)

2000 Daniel Island Drive, Charleston, South Carolina	29492
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (843) 216-6200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.
Blackbaud, Inc. (the "Company") held its 2015 annual meeting of stockholders on June 9, 2015. The results of the matters submitted to a vote of the Company stockholders at the meeting are set forth below.
Proposal 1 - Election of Directors. Stockholders elected three Class B members to the Company’s Board of Directors, each for a three year term expiring in 2018 as follows:

Member	For	Against	Abstentions	Broker Non-Votes
Andrew M. Leitch	42,820,443	324,170	5,894	1,219,842
George H. Ellis	42,996,352	148,910	5,245	1,219,842
David G. Golden	42,995,339	149,962	5,206	1,219,842

Proposal 2 - Advisory Vote to Approve Named Executive Officer Compensation. Stockholders approved on an advisory basis the 2014 compensation of the Company’s named executive officers as follows:

Votes Cast For	42,522,105
Votes Cast Against	595,595
Abstentions	32,807
Broker Non-Votes	1,219,842

Proposal 3 - Ratification of Appointment of Independent Registered Public Accounting Firm. Stockholders ratified the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2015 as follows:

Votes Cast For	43,914,810
Votes Cast Against	451,160
Abstentions	4,379
Broker Non-Votes	N/A

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Blackbaud, Inc.

Date:	June 10, 2015	/s/ Anthony W. Boor
Anthony W. Boor
Executive Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)